Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) and related Prospectus of Porch Group, Inc. pertaining to the Porch Group, Inc. 2020 Stock Inventive Plan and Porch.com, Inc. 2012 Equity Incentive Plan of our report dated September 28, 2020, with respect to the consolidated financial statements of Porch.com, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-252120) of Porch Group, Inc., filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 2, 2021